UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 20, 1999


                        SYMONS INTERNATIONAL GROUP, INC.

                            State of Incorporation:
                                    Indiana

   Commission File Number                            IRS Employer Id. Number
       No. 1-12369                                         No. 35-1707115

                    Address of Principal Executive Offices:
                              4720 Kingsway Drive
                          Indianapolis, Indiana 46205

                                 Telephone No.
                                 (317) 259-6400



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ITEM 5.   OTHER EVENTS.

The 10-Q/A is being filed due to correction of an accounting error in the 10-Q for the period ended March 31, 1999. The error was related to the recording, in the incorrect accounting period, of a net recoverable gain pertaining to a retroactive reinsurance provision in a reinsurance contract for the crop insurance operations of Symons International Group, Inc. The correction of the error moves the timing of the recording of the gain from first quarter to second quarter 1999. See the 10-Q/A filed with the SEC.


                                          Symons International Group, Inc.


                                          By:     /s/ Alan G. Symons
                                                  Alan G. Symons
                                                  Chief Executive Officer

                                          Date:   August 20, 1999